UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

CHINA HEALTH INDUSTRIES HOLDINGS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-51060	86-0827216
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3199-1 Longxiang Road, Songbei District
Harbin City, Heilongjiang Province
People’s Republic of China, 150028
(Address of principal executive offices) (Zip Code)

86-451-88100688
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2023 (the “Signing Date”), Harbin Humankind Biology Technology Co., Limited (“Humankind”), a wholly owned subsidiary of China Health Industries Holdings, Inc. (“China Health”), a corporation incorporated under the laws of the State of Delaware, entered into certain equity transfer agreements (collectively, the “Agreements”) with Mr. Xin Sun and Mr. Kai Sun (collectively, the “Sellers”). Pursuant to the Agreements, the Sellers agreed to transfer to Humankind 99% and 1% of the equity interests of Heilongjiang HempCan Pharmaceuticals Co., Ltd. (“HempCan”), for a consideration of RMB292,050,000 (approximately $40,507,365) and RMB2,950,000 (approximately $409,165) respectively, totaling RMB295 million (approximately $40,916,530) (collectively, the “Purchase Prices”). The Purchase Prices shall be fully paid to Sellers within 15 business days after the Signing Date, and the Sellers shall complete certain registration procedures, such as change of equity ownership and change of business registration within 15 business days after full Purchase Prices are received. If Humankind is late in paying the Purchase Prices, a 0.1% per day late penalty on the amount of Purchase Prices that is paid late shall be paid to the Sellers. Mr. Xin Sun is China Health’s Chairman, sole director and sole executive officer and Mr. Kai Sun is Mr. Xin Sun’s younger brother.

After the completion of the equity transfer, Humankind will have the shareholder’s rights and fulfill the shareholder’s obligations. The Sellers shall assist Humankind in having shareholder’s rights and fulfilling shareholder’s obligations. Humankind shall be entitled to the profit and assume risk of loss of HempCan.

Founded in May 22, 2019, HempCan, with a total of 22 employees as of the date of this report, has been engaging in Research & Development, production and marketing of innovative drugs as well as medical devices and functional food. HempCan commits itself to providing an innovative treatment to patients by developing a treatment approach with combination of anticancer, immune improvement and pain relief. In addition, HempCan also cooperates with universities and individual advisors to develop new products and new technique. Currently, HempCan owns two anticancer drugs and holds the business permit to plant hemp, hemp seed growing, cannabidiol (CBD) extraction and deep processing for other hemp products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH INDUSTRIES HOLDINGS, INC.

Date: July 3, 2023	/s/ Xin Sun
	By:	Xin Sun
	Title:	Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)